Exhibit 99.1
InvestorPresentation September 7, 2010

SafeHarborStatement Disclaimer This document does not constitute an offer to sell, or an invitation to subscribe for or purchase, any securities or the solicitation of any approval in any jurisdiction, nor shall there be any sale, issuance or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. This document is not an offer of securities for sale in the United States. No securities will be offered or sold in the United States absent registration or an exemption from registration. This document does not constitute a prospectus or prospectus equivalent document. This document is not intended for distribution to, or use by any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. Forward-Looking Statements This document may include "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Prisa, Liberty and the combined group after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended and Restated Business Combination Agreement between Prisa and Liberty (the "Amended and Restated Business Combination Agreement"); (2) the outcome of any legal proceedings that may be instituted against Prisa and others following announcement of the Amended and Restated Business Combination Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Amended and Restated Business Combination Agreement due to the failure to obtain Liberty stockholder approval, Liberty warrantholder approval or Prisa shareholder approval; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Amended and Restated Business Combination Agreement; (5) the risks that Prisa's planned asset dispositions and/or restructuring of its credit facilities will fail to be completed or fail to be completed on the terms currently anticipated or that Prisa will not receive the necessary consents under its Refinancing Master Agreement to the terms of the business combination; (6) the risk that holders of more than 80 million shares of Liberty common stock will elect to receive cash or will elect to redeem their shares; (7) the risk that other conditions to closing may not be satisfied; (8) the risk that securities markets will react negatively to the business combination or other actions by Prisa and the holders of Liberty common stock will not find this to be more attractive than the former terms of the business combination or have a different view of the value and long-term prospects of Prisa; (9) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (10) the ability to recognize the anticipated benefits of the combination of Prisa and Liberty and of Prisa to take advantage of strategic opportunities; (11) costs related to the proposed business combination; (12) the limited liquidity and trading of Liberty's securities; (13) changes in applicable laws or regulations; (14) the possibility that Prisa may be adversely affected by other economic, business, and/or competitive factors; and (15) other risks and uncertainties indicated from time to time in Prisa's or Liberty's filings with the SEC. Readers are referred to Liberty's most recent reports filed with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Additional Information and Where to Find It This document may be deemed to be solicitation material in respect of the proposed business combination involving Prisa and Liberty. On August 19, 2010, in connection with the proposed business combination, Prisa filed an amended registration statement on Form F-4 (the "Registration Statement") with the SEC that includes a preliminary proxy statement of Liberty for the proposed business combination and proposed warrant amendment that will also constitute a prospectus of Prisa. Prisa expects to file an amendment to its Registration Statement which will, among other things, reflect the terms of the Amended and Restated Business Combination Agreement. Liberty intends to mail a definitive proxy statement/prospectus for the proposed business combination and proposed warrant amendment to its stockholders and warrantholders as of a record date to be established for voting on the proposed business combination. Liberty stockholders and warrantholders are urged to read the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus when it becomes available, because these documents contain or will contain important information regarding Liberty, Prisa, the proposed business combination, the proposed warrant amendment and related matters. Stockholders and warrantholders may obtain a copy of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus when it becomes available, and any other documents filed by Liberty or Prisa with the SEC, free of charge, at the SEC's website (www.sec.gov) or by sending a request to Liberty, 1114 Avenue of the Americas, 41st floor, New York, New York 10036, or by calling Liberty at (212) 380-2230. Prisa will also file certain documents with the Spanish Comision Nacional del Mercado de Valores (the "CNMV") in connection with its shareholders' meeting to be held in connection with the proposed business combination, which will be available on the CNMV's website at www.cnmv.es. Participants in the Business Combination Prisa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Liberty in connection with the proposed business combination and from the warrant holders of Liberty in connection with the proposed warrant amendment. Information regarding the special interests of these directors and executive officers in the merger will be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination) and the other relevant documents filed with the SEC. Liberty and its directors and officers may be deemed to be participants in the solicitation of proxies from Liberty's stockholders in respect of the proposed business combination and from the warrant holders of Liberty in connection with the proposed warrant amendment. Information regarding the officers and directors of Liberty is available in Liberty's annual report on Form 10-K for the year ended December 31, 2009, which has been filed with the SEC. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination) and the other relevant documents filed with the SEC.

TableofContents Executive Summary Overview of Corporate Strategy Prisa Current Performance SECTIONS APPENDIX A: Key Transaction Changes B: Business Overview C: Digital+ in Depth

ExecutiveSummary

GrupoPrisaOverview Among the leading entertainment and education companies in the Spanish and Portuguese speaking world LTM €M1 # 1 daily newspaper in Spain #2 daily sports newspaper in Spain #2 economic newspaper in Spain # 1 radio in Spain, Colombia and Chile #3 radio in Mexico # 1 in textbooks in Spain #1 in textbooks in Brazil # 1 Free-to Air ("FTA") TV in Portugal # 1 FTA TV in Spain One of the largest television and film producers in Spain & Portugal Grupo Prisa REVENUES % of Total EBITDA Margin % 3,1082 100% 6193 20% Source: Prisa Audiovisual Press 392 13% 409 13% 639 21% 1,644 53% 108 28% 53 13% 160 25% 318 19% Note: As of June 30, 2010 Includes €4m of other revenues and consolidation adjustments not attributable to any segment Includes (€23)m of distribution, advertising, and corporate charges not attributable to any segment Radio Education

2006 2007 2008 2009 20% of Sogecable reaching 44.5% for €1,000m 61.7% of Media Capial reaching 94.4% for €403m 4.15% of Sogecable reaching 47.1% for €152m Increase in Sogecable stake to 100% for €2,057m Settlement of the exchangeable bond in cash for €162m Consolidation of Sogecable with a syndicated loan of €982m Consolidation of Media Capital with a debt of €97m Change in soccer rights model affected revenues and EBITDA Other AggressiveGrowthThroughLeverage During the last 5 years Prisa expanded its portfolio through significant use of financing1 Main Acquisitions Source: Prisa Note: Historical EBITDA/Interest levels were: 18.5x in 2005, 5.5x in 2006, 4.3x in 2007, 2.5x in 2008, and 4.0x in 2009 2008 figures exclude real estate disposal (€227 m Revenues; €215 m EBITDA) and sale of 8.14% of Union Radio to 3i (€ 60m Revenues, € 60m EBITDA) 1.9x 4.8x 3.9x 7.5x 7.8x 2 Net Debt / EBITDA Prisa's current average cost of senior debt is Euribor+2.25%

Grupo Prisa Restructuring Events To Date

Since 2009 Prisa has taken a number of steps aimed towards transforming capital structure and improving competitive positioning



May 14, 2009 – Prisa extends refinancing agreement until March 2010
September 28, 2009 – Prisa announces agreement for sale of minority stake in Santillana
November 25, 2009 – Prisa announces agreement for sale of 22% of Digital+ to Telefonica
March 5, 2010 – Prisa and Liberty announce business combination agreement
April 29, 2010 – Prisa closes sale of Minority stake in Santillana
June 24, 2010 – Prisa regains soccer broadcast rights
July 29, 2010 – Prisa extends refinancing agreement until 2013 subject to conditions
August 13, 2010 – Prisa announces additional investor commitments in Liberty deal
2009
2010
August 21, 2009 – Prisa sells 10m treasury shares to Talos Partners
October 20, 2009 – Prisa announces acquisition of 12% of V-Me
November 2009– Prisa and Liberty begin exploring business combination
December 18, 2009 – Prisa announces agreement for sale of 22% of Digital+ to Telecinco and merger of Cuatro and Telecinco
April 19, 2010 – Prisa signs refinancing agreement with lenders
May 7, 2010 – Prisa files F-4 and amends terms of Liberty deal
August 4, 2010 – Prisa announces amended terms of Liberty deal
August 19, 2010 – Prisa files amended F-4

Source: Prisa

Legend: Related to Liberty transaction | Other events

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Grupo Prisa Investment Rationale

Leading Market Position in Spanish Portuguese Speaking World	• Audiovisual: **#1 FTA TV** (18.4% of TVI/Telecinco-Cuatro, pro forma merger) and **among the largest audiovisual production** companies in the Iberian Peninsula • Education: **#1 textbook publisher** in Spain and Brazil; Market leader in textbooks and trade publishing in Latin America (Santillana) • Press: **#1 daily newspaper** (El Pais), **#2 daily sports newspaper** (AS) and **#2 economic newspaper** (CincoDias) in Spain • Radio: **#1 radio** in Spain, Colombia, and Chile, **#3 radio** in Mexico; **Largest Spanish speaking news network in the world**
Portfolio of Premium Brands	• Recognized as the **local leader across verticals** in a number of Spanish and Portuguese language markets • El Pais, Santillana, 40 Principales, Digital+, Canal+, Cadena Ser and TVI are among the most recognized and well-regarded brands in their respective verticals
Diversified Revenue Streams	• 31% of revenue from subscribers, 28% from advertising and 19% from books and training in 2009 • **Resilience** of education and subscription businesses in terms of growth and profitability balances out cyclicality of advertising markets
Robust Growth Potential	• Traditional business: **all businesses are profitable**; growth based on geographic expansion, new products and exploiting cross-business synergies • Digital business: **accelerate** current penetration in the digital market; extract value from underutilized digital assets; migrate towards device-agnostic business model

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Source: Prisa

8

Revised Transaction Structure

Consideration to Liberty Shareholders

Each Liberty Shareholder receives:

- **1.500 Prisa Class A ordinary shares**[1]
- **3.000 Prisa Class B Non-Voting Convertible Shares ("NVCS")**[1]

  Each NVCS:

  - Mandatory conversion in 3.5 years
  - Receives €0.175 minimum dividend per annum out of available distributable profits and some distributable reserves[2]
  - Converts after 3.5 years into:
    - i. 1 Prisa ordinary share if the Prisa average ordinary share price at the time[3] is at or above €2.00, or
    - ii. up to 1.333 Prisa ordinary shares if the Prisa average ordinary share price at the time[3] is less than €2.00[4]
  - Provides for optional conversion into 1 Prisa ordinary share at any time during monthly exchange periods
- **$0.50 in cash**

Consideration to Liberty Warrantholders

Each Liberty Warrantholder receives:

- **0.450 Prisa Class A ordinary shares**
- **$0.90 in cash**

New Equity to Prisa Shareholders

Each existing Prisa Shareholder receives:

- **1.100 new Prisa warrants**[5]

  Each new Prisa warrant:

  - Is exercisable for 1 Prisa ordinary share
  - Has a strike price of €2.00
  - Expires in 3.5 years

Increased Liberty Capitalization Structure

- Agreements with prominent banks and institutional investors ("Increased Capitalization Investors"), who, along with Liberty's Sponsors[6], committed to **invest an aggregate of $500 million** which will be used to fund a **$10.00 per share cash alternative** available to Liberty Shareholders who would rather receive all cash than shares in Prisa
- In order to facilitate the Increased Liberty Capitalization structure, Liberty's Sponsors have committed to invest an additional $50 million and agreed to surrender for nominal consideration 24.8 million of their Liberty warrants and up to 6.4 million[7] of their Liberty common shares, depending upon the number of Liberty Shareholders electing to receive the cash alternative

Note:

1 All Class A ordinary shares and Class B NVCSs will be represented by Prisa American Depositary Shares
2 Dividends are cumulative until mandatory conversion. Please refer to page 13 for more detail
3 Prisa volume-weighted average share price for 20 trading days before the mandatory conversion date
4 Prisa has the option to settle the amount in excess of 1 Prisa ordinary share in cash. Please refer to page 12 for more detail
5 To be issued unless Prisa is required to conduct a rights offering in connection with the transaction, in which case either no warrants would be issued or the warrant issuance would be adjusted, in either case so as to result in the same level of dilution and increased capital to Prisa
6 Marlin Equities II, LLC and Berggruen Acquisition Holdings Ltd
7 Based on commitment of $500 million from Increased Capitalization Investors and Liberty Sponsors

9

Increased Certainty of Execution

- **Compelling value proposition to Liberty Shareholders and Warrantholders**
  - Revised structure adjusted to reflect changes in Prisa share price and FX environment
  - Convertible securities consideration with value protection and increased yield for Liberty Shareholders
  - Cash component
- **Increased value protection through Non-Voting Convertible Shares**
  - Allows Liberty Shareholders to retain Prisa stock upside while providing an attractive yield
  - Provides downside protection below €2.00 per Prisa ordinary share[1]
  - Liquid instrument expected to be traded on the NYSE
- **Agreements with institutional investors substantially increase likelihood of Liberty Shareholder approval**
  - Strong commitment from various institutional investors, banks and Liberty Sponsors: $500 million
  - Increased Liberty Capitalization Structure provides funds to allow for a $10.00 per share cash alternative ($0.13 above approximate redemption value of $9.87) to Liberty Shareholders who would rather receive all cash than Prisa securities[2]
  - Significant commitment from Liberty's Sponsors, who have committed to contribute $50 million to the Increased Liberty Capitalization Structure and to surrender for nominal consideration 24.8m of their Liberty warrants and up to 6.4m[3] of their Liberty common shares
- **Increased protection for Prisa Shareholders**
  - Anticipated new Prisa warrants[4] allow current Prisa Shareholders to participate in share upside (strike price of €2.00)
  - Provides some protection against dilution for existing Prisa Shareholders
  - Clear path to accelerated deleveraging, if fully exercised

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Note:
1 Please refer to page 12 for more detail
2 It is a condition to closing that no more than 80 million Liberty common shares elect to receive cash
3 Based on commitment of $500 million from Increased Capitalization Investors and Liberty Sponsors
4 To be issued unless Prisa is required to conduct a rights offering in connection with the transaction, in which case either no warrants would be issued or the warrant issuance would be adjusted, in either case so as to result in the same level of dilution and increased capital to Prisa

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TransactionMerits

Reduces Leverage	• **Liberty transaction intended to return leverage to sustainable levels** – Permits restructuring of current €5 billion of total debt – Enables extension of €1.8 billion bridge facility to May 2013 – Leverage reduction of 2.4x LTM EBITDA[1] – If fully exercised, anticipated new Prisa warrants would raise cash and further reduce debt by 0.8x LTM EBITDA[1]
Shifts Focus to Growth Strategy	• **Allows management to focus on growth strategy** – Servicing debt and asset sales no longer the priority – Transaction provides capital and liquidity to support ongoing strategic initiatives
Reinforces Governance Structure	• **Prisa will expand its Board as well as the number of independent Board members in order to comply with CNMV regulations and NYSE listing rules** • **Martin Franklin and Nicolas Berggruen have been invited to join Prisa's Board** – Bring significant financial experience (involvement in over 75 completed transactions across multiple industries) – Deep knowledge of US market, one of the key pillars of Prisa's growth strategy[2]
Expands Investor Base	• **Increases free float[3] and market cap and diversifies investor base** – Free float[3] to rise from approximately ~€110 million to over €1.2 billion[4] – Diversification of investor base toward key US market – Non-Voting Convertible Shares are expected to further expand addressable investor base
Compelling Valuation	• **Attractive entry valuation** – Prisa is currently trading at a discount to its peers on a TEV/LTM EBITDA and P/E basis

Note:
1 Based on LTM EBITDA as of June 30, 2010. Please refer to page 16 for more detail
2 Primarily in the US Latin and Hispanic markets
3 Represents all shares not held by Prisa historical holders of ordinary shares
4 Based on fully diluted ordinary shares outstanding, post conversion of NVCSs and post-exercise of anticipated new Prisa warrants

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SummaryofNVCSDownsideProtection The value of NVCS is protected under a maximum conversion ratio of 1.33 Each NVCS converts at the end of 3.5 years into: 1 Prisa ordinary share if the Prisa average ordinary share price at the time1 is at or above €2.00; Up to 1.333 Prisa ordinary shares if the Prisa average ordinary share price at the time1 is between €1.50 and €2.002 1.333 Prisa ordinary shares if the Prisa average ordinary share price at the time1 is below €1.50 Prisa has option to settle the protection in cash Freely convertible for 1 Prisa ordinary share at any time during monthly exchange periods Note: Prisa volume-weighted average share price for 20 trading days before the mandatory conversion date At Prisa average stock price between €2.00 and €1.50, each NVCS will convert into approximately (2.33-(2*P)/3), where P is the volume-weighted average price of Prisa ordinary shares for 20 trading days before mandatory conversion date

SummaryofNVCSDividendStructure NVCS dividend payment is backed by distributable profits and a premium reserve Each NVCS to receive €0.175 annual dividend Prisa may pay the minimum annual dividend from two sources: distributable profits, as defined by Section 273 of the Spanish Companies Law of 2010, and from the premium reserve created in connection with the issuance of the NVCSs If, in a given financial year, Prisa earns sufficient distributable profits to pay the full amount of the minimum dividend due to the holders of NVCSs, then Prisa must submit this payment out of distributable profits to shareholders for approval If distributable profits in a given financial year are insufficient to pay the full amount of the minimum dividend due to the holders of the NVCSs, then any shortfall would be paid from the premium reserve in respect of the NVCSs Partial dividends are payable and any shortfalls may be made up in subsequent years prior to conversion1 The premium reserve may only be used for dividend payments on NVCSs or upon mandatory conversion2 The premium reserve is the difference between stated value and nominal value (€0.10) of NVCSs The stated value per NVCS will be calculated as the market value of Liberty at that time (based on the average closing prices of Liberty's common stock and warrants during the last full three-month period ending prior to the closing date) divided by the aggregate number of ordinary shares and NVCSs issued to Liberty stockholders and warrantholders in the business combination Note: If the minimum dividend payable in respect of a given financial year exceeds the sum of distributable profits in that year and the then-existing balance of the premium reserve in respect of the NVCSs, then a partial dividend will be paid for such year, up to the amount of such distributable profits plus the then-existing balance of the premium reserve in respect of the NVCSs, pro rata in respect of the NVCSs. Any remaining shortfall would be added to the minimum dividend payable in respect of the NVCSs in the following year The premium reserve will be non-distributable for so long as any NVCSs remain outstanding, other than for the payment of the minimum dividend on the NVCSs in the event that there are insufficient distributable profits to pay the full amount of such dividend. The premium reserve may also be distributed in connection with mandatory conversion of the NVCSs Based on 3 NVCSs issued per Liberty share and €/$ exchange rate of 1.287 as of September 3, 2010 Illustrative Net Present Value Sensitivity of NVCS Dividends

PrisaCashFlowManagement Cash from all subsidiary companies should be fully available to Prisa upon payment of all Sogecable debt CASH FLOW IN GRUPO PRISA Prisa Spain - Cash Pooling System Companies with centralized cash management: Santillana Spain, Radio Spain and Press Latin America (Santillana and Radio) Media Capital Sogecable Intercompany Transactions Dividends Loans After the sales of minority stakes in Santillana and Digital+ are completed, Prisa expects to continue its current cash management practices, which should allow it to access cash flows from all companies after payment of dividends to minorities

Taxes and Minority Dividends Summary

Prisa and Sogecable Benefit From Tax Credits

- As of June 30, 2010, Prisa has tax assets for a total amount of € 1,317.8 million of which €1,003.5 million are in Sogecable

Prisa Tax Groups

Sogecable
Radio Spain
Companies outside Spain: Media Capital, Santillana and Radio in each country pay taxes individually
Prisa and all other subsidiaries

Ownership and Dividends[1]

Prisa	• Preferred dividend to NVCS for €0.175 per share
Sogecable	• 56% Prisa • 22% Telecinco • 22% Telefonica
Telecinco	• Prisa entitled to receive dividends on its 18.4% stake
Media Capital	• 65% Prisa • Currently 4.5% other
Santillana	• 75% Prisa • 25% DLJ, preferred dividend of €19m per year
Radio	• 73.5% Prisa • 18.4% Grupo Godo • 8.1% 3i
Press	• Minority interest in Diario As

Note:
1 Pro forma closing of announced transactions

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Liberty-BackedDe-LeveragingofPrisa Prisa De-Leveraging6 Anticipated Cash Sources & Uses Note: Estimated proceeds from minority stake sales of Digital+ and Media Capital (subject to antitrust clearance and other closing conditions) Net proceeds from Santillana minority stake sale Illustrative proceeds assume no trust cash used to fund cash elections or redemptions. Based on €/$ exchange rate of 1.287 as of September 3, 2010 €217m of Santillana minority stake sale proceeds were used to pay down debt in1H2010 Prisa expects to redeploy cash over the next 12 months toward operational efficiency plans and working capital. This cash is excluded from Prisa's net debt calculation Based on debt balances and LTM EBITDA as of June 30, 2010 Including net proceeds from closed and pending asset sales Leverage reduced by 2.4x Source: Prisa, Capital IQ Leverage reduced by 0.8x (€ in Millions) Leverage reduced by 1.0x

Expansion of Investor Base

Pre-Transaction


29%
71%
Float
Historical Shareholders

Post-NVCS Conversion and Exercise of Anticipated New Prisa Warrants


21%
30%
12%
37%
Float - New Ordinary Shares
Float - NVCS
Original Float (inc. Warrants)
Historical Shareholders (inc. Warrants)

Enhanced Stock Liquidity

Listing	Spain only	Spain + NYSE
Investor Base	Mostly Spanish/European	Global
Market Cap[1]	~€370m (219m shares)	~€1,840m (1,088m shares)[2]
Free Float[1,3]	~€110m (64m shares)	~€1,290m (760m shares)

Source: Prisa, Capital IQ

Note:
1 Illustrative, approximate, and based on Prisa share price of €1.69 as of September 3, 2010
2 Based on 1-for-1 conversion of Prisa Class B NVCSs into Prisa Class A ordinary shares and exercise of all anticipated new Prisa warrants
3 Represents all shares not held by Prisa historical holders of ordinary shares

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FreeFloatandMultipleExpansion Among selected Prisa comparables, companies with higher floats are valued at a premium to peers; inversely, companies with lower floats are valued at a discount to peers Source: Capital IQ Note: As of June 30, 2010 1 1

ProFormaEnterpriseValue

MarketMultiplesofPrisaComparables

HistoricalValuationAgainstIndustryCycles Current TEV/LTM EBITDA valuations for media companies are near the trough of the industry cycle Source: Capital IQ Note: TEV/LTM EBITDA multiples in excess of 20.0x have been excluded from the analysis Diversified includes: Walt Disney, Time Warner, News Corp, Viacom. Audiovisual includes: BSkyB, Televisia, Polsat, ITV, TF1, Metropole, Telecinco, Antena 3, RTL, Mediaset, ProSiebenSat.1. Publishing includes: Reed Elsevier, RCS, Lagardere, Andoldo Mondadori, John Wiley & Sons, McGraw-Hill, Pearson Mean= 11.6x

OverviewofCorporateStrategy

DiversifiedPlayerofScale Source: Prisa % REVENUE 2009 by REVENUE STREAM % REVENUE 2009 by COUNTRY % REVENUE 2009 by SEGMENT AMONG THE LARGEST DIVERSIFIED ENTERTAINMENT AND EDUCATION GROUPS IN EUROPE WITH REVENUES DISTRIBUTED ACROSS BUSINESSES, MARKETS AND GEOGRAPHIES Presence in more than 20 countries, reaching approximately 50 million daily users through global brands Prisa has 27 million daily radio listeners - 16 million daily television viewers - 3 million daily readers - 3 million daily internet users and sells more than 117 million books Audience growth of approximately 19% over the five-year period from 2004 through 2009 Presence in Brazil and Portugal and among the growing Hispanic community in the United States provides opportunities for expansion and further capitalization on Prisa's brands, contents and creative talent in a global market of over 700 million people

GlobalStrategy:PlatformForAcceleratedFutureGrowth Source: Prisa Transform traditional media businesses Focus on key international growth markets Adjust business model to extract maximum value from existing assets Leverage key strategic partnerships Brazil / Latin America: Publishing and Audiovisual Production US / Mexico: Publishing, Radio and Audiovisual Integrate business units Extract synergies from transversal initiatives Leverage resources and capabilities across business units Transversal initiatives already identified and commencing Accelerate Digital Growth Accelerate penetration in the digital market utilizing a consumer oriented strategy Grow and monetize the digital communities and products Streamline Cost Structure Past efficiency programs successful; new plans in place 15.3% decline in operating expenses in 2009 compared to 2008 (excluding depreciation and amortization) 8% reduction in management salaries in 2009

KeyStategicInitiativesperBusinessUnit Multi-distribution strategy of Canal+ Agreements with other telecommunications operators to bundle and/or wholesale distribution of product offerings: Jazztel (May 2010), Telecable (May 2010), Orange (Aug 2010). Further agreements in negotiation Canal+Dos in TDT launched in August 2010 Broaden distribution of PVR/iPlus, HD, Multiroom, VOD and 3D to drive loyalty and subscription ARPU New iPlus pricing model since May 2010 (lease versus sale) has resulted in an increase of new iPlus users for a total of more than 200,000 by August 2010 HD channels increase. 14 HD channel line-up as of August 2010 First Spain's 3D broadcasts in June 2010, showing eight live World Cup 2010 matches as well as concerts and other events VoD expected to start in early 2011 DIGITAL+ Cuatro/ T5 Leverage Telecinco/CUATRO merger Expand current online presence with better offering and monetization strategy Streamline operations and eliminate redundancies Media Capital Expand and Improve Media Capital Expand content sales international (Brazil, Angola) Consolidate production operations with "one-stop shop" audiovisual city in Lisbon

KeyStategicInitiativesperBusinessUnit (con't)

Santillana

Continue to Grow and Expand Scholarly Textbook Leadership Position

- Continue to develop integrated educational systems in which content is provided by digital media as well as in books
- Continue expansion to learning systems (teaching services, technology model and ebooks)
- Currently growing its digital content catalogue

Increase Language Learning Presence

- Develop US Languages market

Focus on Growing Trade Publishing Division

- In 2010, Santillana launched, in partnership with six other publishers, Libranda, the biggest Spanish distribution platform for books

Press

Lead Industry Transformation

- Concentrate on content creation rather than distribution
- Generate new revenue by participating in new distribution platforms - Become device agnostic
  - El País instituted an online edition in 1996
  - El País was the first Spanish daily to launch a native application for the iPhone and to sign an agreement with Amazon to offer a Kindle edition
  - In 2009, El País launched El País Plus, a service for mobile phone news alerts
  - AS website accounted for 25% of advertising revenue in 2009
- Generate new revenue from current website with +30m unique viewers

International Expansion

- Increase circulation in new markets and diversify risk
- Leverage 30% penetration of internet viewers coming from outside of Spain to continue to increase online traffic

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Radio Digital Expansion Use radio broadcasting to continue to direct audience to digital media Use digital to foster client loyalty with current 10m unique monthly online visitors across its 42 internet portals Develop segmented content exclusively for digital media Build strategic partnerships with key players Continue to become device agnostic, distributing through numerous platforms Expand Brand Development / Talent Management Expand use of successful brands across platforms (40 Principales with 1.2m subscribers to TV channel) Continued vertical integration of music industry by expanding artist management, promotion, and distribution to add 120+ events per year Geographic Expansion Geographical extension of business: Improve present position in those markets where Union Radio is not yet operating or has an opportunity to grow. To increase presence in the underpenetrated US Hispanic market with a population of over 40 million KeyStategicInitiativesperBusinessUnit (con't)

AcceleratedDigitalGrowth Source: Prisa Measures implemented to date: Hired a Chief Digital Officer Created customer marketing database with over 4 million records Appointed new Director of Corporate Development Created of system to identify transversal opportunities across businesses and countries Successes to date: 46 million unique users per month in all segments Over 18 million songs streamed per month from 40 Principales and Cadena Ser El Pais.com reaches +17 million readers per month More than 12 million videos streamed monthly through all of Prisa's websites Technology Partnerships: Implementation of partnerships to maximize online interactivity with the Spanish speaking communities worldwide New Sources of Revenue: Better understanding of customers will generate new business models based on segmentation, relevance and communities Content and Customer Data Management Platforms: Integration of content data management platforms across divisions and external distribution platforms Prisa is becoming an integrated content and customer-centric Company focusing on mobile, video, and social media Digital strategy is focused on centralizing customer information and content across divisions and external distribution platforms to drive revenues with low marginal cost Customer Marketing Database: Creation of a single Marketing Database for all of Prisa's customers across the Group's divisions

PrisaCurrentPerformance

AdvertisingMarketEvolution 2008 -13.9% 2009 represented the bottom of the advertising expenditure in Spain 2009 -23.9% Chg.% Advertising Expenditure (Total Market) Source: i2p, Arce Media Elaboracion Media Hotline

January-August2010ResultsMainHighlights JANUARY - AUGUST JANUARY - AUGUST JANUARY - AUGUST 2010 2009 Var % Revenues € 2,064 € 2,182 (5.4%) EBITDA € 420 € 455 (7.7%) EBIT € 285 € 294 (2.9%) Net Profit € 97 € 63 54.0% EBITDA Margin 20.4% 20.9% EBIT Margin 13.8% 13.5% Net Margin 4.7% 2.9% Net Debt € 4,735 € 4,986 Excluding the impact of the change in the commercialization model of the football rights, the revenues of the group would have increased by 0.4% Advertising revenues increased by 9.1%. All business units posted positive results. Interest on debt decreased by 34.8%. January-August 2010 EBITDA includes €(21) million of Cuatro and €(44) million of the World Cup results (€ million) Source: Prisa

January-August2010ResultsMainHighlights Audiovisual revenues reached €1,083 million and an EBITDA of €191 million Positive evolution on Digital+ subscribers in both gross additions (+23%) and cancellation (-13%) metrics (as of August 2010 year-on-year). August 2010 is the fifth consecutive month of decline in cancellations and churn rate improvement Santillana increased its revenues by 2.7% and its EBITDA reached €148.82 million. Significant year-on-year growth was seen in Brazil (37%), Peru (22%) and Mexico (17%) Radio revenues increased by 7.6% and EBITDA increased 16.3% with margin improving from 21.5% to 23.3% year-on-year. International revenues increased by 33.5% year-on-year Press division increased its EBITDA by 4.3% with margins improving from 9.4% to 10.1% year-on- year El Pais achieved an EBITDA of €18 million (10% EBITDA margin) and net profit of €8 million Diario AS revenues increased by 22.6% year-on-year In the Digital area, advertising revenues increased 38.1% year-on-year. Prisa reached 46 million monthly unique users: AS.com (+41.2%), ElPais.com (+10.5%) with approximately 30% international unique users, Los40.com (+21.6%) and Cuatro.com (16.6%) and Media Capital (16.6%) Source: Prisa

January-August2010RevenuesHighlights Total Revenues breakdown by business unit -11.0% + 7.6% +2.7% -2.7% Note: * Impact from the change in the football exploitation model (€ million) -5.4% -31.5% Audiovisual: This decrease was due in part to the negative impact of a change in the soccer marketing model at Sogecable, since 2009 results included €125 million revenue from the sale of audiovisual soccer rights Excluding this effect, audiovisual revenues decreased by 0.7% Press: Prisa sold its press operation in Bolivia in 2009, with revenues by August 2009 of €6.4 million, which explains 91% of the decrease Education: Strong education campaigns take place on the 3rd quarter of the year in Spain and Portugal Other: Decrease in other business is primarily the result of Prisa's reclassification of advertising revenue from ElPais.com, los40.com, Cuatro.com and Plus.es to those websites' respective business units Total Prisa Revenues: Excluding the impacts mentioned on the audiovisual and press division the revenues increased 0.6% from the 1H2009 Source: Prisa

January-August2010EBITDASummary EBITDA by business unit TOTAL EBITDA -7.7% Jan- Aug 09 Radio in Spain: 41 Int. Radio: 16 Music: 2 Latam & USA: 94 Spain &Port.: 55 Sogecable: 168 Digital+*: 189 Cuatro: -21 Media Capital: 23 El Pais: 18 AS: 9 Cinco Dias: (0.5) Others: 0.0 Note: * Digital+ includes the pay TV business and other related activities ** "Others" mainly includes the activities from Prisacom, Distribution, Advertising commercialization, Prisa Innova, Real Estate and Headquarters (€ million) EBITDA Margin % (€ million) EBITDA Margin % 20.9% 20.4% 20.4% 17.6% 33.0% 23.3% 10.1% Jan- Aug 10 Source: Prisa

January-August2010EBITDAHighlights Total EBITDA breakdown by business unit -19.3% +16.3% -2.0% +4.3% (€ million) -7.7% +48.0% Audiovisual: Temporary negative effects seen from the implementation of changed business model January-August 2010 EBITDA includes €(21) million of Cuatro and €(44) million of the World Cup results Press: Circulation decreases were offset by cost-efficiency program and increases in advertising revenues Radio: Strong advertising growth in LATAM and Spain as well as cost-efficiency programs Publishing: Relevant campaigns expected for final months of the year Source: Prisa

January-August2010AdvertisingRevenues January-August 2010 ADVERTISING REVENUES: €608 MILLION (+9.1%) Audiovisual 47% Radio 36% Press 18% Audiovisual Radio Press 14.9% 9.7% 3.1% Advertising Revenues breakdown by unit Advertising Revenues by business unit (% of Total Ad Revenue) (€ million) Source: Prisa

January-AugustBooksandTrainingSummary Geographic revenue breakdown Revenue growth by countries JANUARY-AUGUST 2010 BOOKS AND TRAINING REVENUES: €441 MILLION (+3.1%) Source: Prisa

January-AugustCirculationSummary General Press Source: OJD. 2010 figures are not audited. Average Daily Circulation Market Share (% Total Circulation) Sport Press January-August 2010 CIRCULATION REVENUES: €122 MILLION (-5.9%) Source: Prisa

January-AugustPayTVSubcribersEvolution Monthly ARPU August YTD ARPU +4.6% -0.3% January-August 2010 PAY-TV SUBCRIBER REVENUES: €614 MILLION (-9.9%) Net Additions (000) -85 -148 Subscribers (000) Jan- Aug 10 Jan- Aug 09 Aug 10 Aug 09 Jan- Aug 10 Jan- Aug 09 Source: Prisa

Digital+SubscribersEvolution 2009 2010 ('000) 2009: 221 Jan-Aug 2010: 150 2009: -409 Jan-Aug 2010: -236 2009: 189 Jan-Aug 2010: -85 Source: Prisa

AppendiceA:KeyStructureChanges

Summary of Key Structure Changes

	Revised Deal Announced – May 7	New Structure – August 4
Liberty Share Count	• 126.4m shares, reflecting Liberty's Sponsors cancelling 3m of their Liberty common shares	• 129.4m shares[1] • Liberty's Sponsors have agreed to surrender for nominal consideration 24.8m[2] of their Liberty warrants and up to 6.4m[3] of their Liberty common shares, depending upon the number of Liberty Shareholders electing to receive the cash alternative. The transaction consideration for the shares cancelled as a result of cash elections will be transferred to the Increased Capitalization Investors
Consideration to Liberty Equityholders Per Share/Warrant	Shareholders • Ords.: 1.173 Ords./Liberty share • NVCS: 0.563 NVCS/Liberty share Warrantholders • Ords.: 0.115 Ords./Liberty warrant • NVCS: 0.055 NVCS/Liberty warrant • Cash: $1.04/Liberty warrant	Shareholders • Ords.: 1.500 Ords./Liberty share • NVCS: 3.000 NVCS/Liberty share • Cash: $0.50/Liberty share Warrantholders • Ords.: 0.450 Ords./Liberty warrant • Cash: $0.90/Liberty warrant
Total Consideration to Liberty Equityholders	Shareholders • Ords.: 148.3m • NVCS: 71.2m Warrantholders • Ords.: 8.8m • NVCS: 4.2m • Cash: $80m	Shareholders • Ords.: 201.5m • NVCS: 403.0m • Cash: $67m Warrantholders • Ords.: 23.4m • Cash: $47m

Total New Equity to Prisa Equityholders	• None	• New Prisa warrants: 241.0m[4]
		  • Exchange Ratio: 1.100 new Prisa warrants/Prisa share
		  • Strike Price: €2.00
		  • Expiration: 3.5 years

Abbreviations – Ords.: Prisa Class A Ordinary Shares. NVCS: Prisa Class B Non-Voting Convertible Shares. Note: Assumes no trust cash used to fund cash elections or redemptions

1. Total Liberty shares outstanding before the effect of the surrender of 24.8m of Sponsor Liberty warrants to support the Increased Liberty Capitalization Structure
2. Equivalent to approximately 5m Liberty common shares
3. Based on commitment of $500 million from Increased Capitalization Investors and Liberty Sponsors
4. To be issued unless Prisa is required to conduct a rights offering in connection with the transaction, in which case either no warrants would be issued or the warrant issuance would be adjusted, in either case so as to result in the same level of dilution and increased capital to Prisa

42

Summary of Key Structure Changes (cont'd)

Change in Non-Voting Shares

Revised Deal Announced – May 7

- Conversion Price of NVCS: €3.75
  - Initial Yield: 7.0%
  - Prisa will be able to force conversion of the NVCS if and when the share price of Ords. has stayed above a certain price level for at least 20 trading days:
    - During the first 2 years after the closing, the price level is €7.50
    - During years 3 through 5, the price level is €4.875
    - Following year 5, the price level is €3.75
  - Dividend rate step up to 9% from year 5 to year 7
  - After year 5, Prisa may redeem in cash provided the 20-day average closing price is below €3.75

New Structure – August 4

- Conversion Price of NVCS: €2.00
  - Minimum dividend: €0.175 per annum
  - Mandatory conversion in 3.5 years
  - Each NVCS converts at the end of 3.5 years into:
    - 1 Ords. if the Prisa average stock price at the time[1] is at or above €2.00; or
    - Up to 1.333 Ords. if the Prisa average stock price at the time[1] is between €1.50 and €2.00[2]
    - 1.333 Ords. if the Prisa average stock price at the time[1] is below €1.50
  - Prisa has option to settle the protection in cash
  - Freely convertible for 1 Ords. at any time

Pro Forma Prisa Share Count

Revised Deal Announced – May 7

- At close: 376.3m
- Post-conversion of NVCS: 523.7m

New Structure – August 4

- At close: 444.0m
- Post-conversion of NVCS: 847.0m
- Post-exercise of anticipated new Prisa warrants: 1,088.0m

>>

Abbreviations – Ords.: Prisa Class A Ordinary Shares; NVCS: Prisa Class B Non-Voting Convertible Shares

Note: Assumes no trust cash used to fund cash elections or redemptions

1 Prisa volume-weighted average share price for 20 trading days before the mandatory conversion date

2 At Prisa average stock price between €2.00 and €1.50, each NVCSs will convert into approximately (2.33-(2*P)/3), where P is the volume-weighted average price of Prisa ordinary shares for 20 trading days before mandatory conversion date

43

Summary of Key Structure Changes (cont'd)

	Revised Deal Announced – May 7	New Structure – August 4
Pro Forma Prisa Ownership	▪ Ownership, at close: Liberty equityholders 41.8%, Prisa controlling Shareholders 41.2%, Prisa minorities 17.0% ▪ Ownership, fully dilluted[1]: Liberty equityholders 58.2%, Prisa controlling Shareholders 29.6%, Prisa minorities 12.2%	▪ Ownership, at close: Liberty equityholders 50.6%, Prisa controlling Shareholders 35.0%, Prisa minorities 14.3% ▪ Ownership, fully diluted[2]: Liberty equityholders 57.7%, Prisa controlling Shareholders 30.0%, Prisa minorities 12.3%
Cash to Prisa (with no Liberty redemptions)	▪ $903m	▪ $870m
Ownership Threshold of Prisa Controlling Shareholders	▪ The final mechanism to maintain a 30% ownership was to be determined at a later date	▪ Upon closing, Prisa controlling Shareholders remain largest shareholders in Prisa, pre- and post- conversion of NVCS

>>

Abbreviations – Ords.: Prisa Class A Ordinary Shares; NVCS: Prisa Class B Non-Voting Convertible Shares
Note: Assumes no trust cash used to fund cash elections or redemptions
1. Post-conversion of NVCSs
2. Post-conversion of NVCSs and post-exercise of anticipated new Prisa warrants

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AppendiceB:PrisaBusinessOverview

Source: Prisa EXTENSIVE FOOTPRINT IN THE SPANISH AND PORTUGUESE SPEAKING WORLD WITH LEADING MARKET POSITIONS Covering a Spanish/Portuguese speaking population surpassing 700 million people LeaderInSpanishandPortugueseSpeakingWorld 1 44% 1 22% 1 52% 1 49% 1 36% 3 35% 2 23% 1 14% 3 12% 1 28% 1 39% 2 36% 1 47% 1 25% 3 12% 1 14% Note: PayTV FTA Audience share. Source:EGM 3

Leader Across Businesses and Geographies

PUBLISHING [1]

Santillana (75% ownership as of April 2010)

- Market leader in editorial and educational content in Spanish and Portuguese speaking countries
- More than 117million books sold in 2009
- Leadership in LATAM across all segments: Textbooks, Language and Trade Publishing
- Over 4 decades of experience in many of the 22 countries in which it operates
- 65% of revenue derived from LATAM markets
- Strong relationships with government agencies
- Markets with high barriers to entry and growth potential
- Trade publishing brands include: Alfaguara, Aguilar, Taurus and Suma
- Leadership in digital products in scholar textbooks. In trade publishing Santillana participates in the digital platform leader in Spain and Brazil (Libranda)

AUDIOVISUAL [1,2]

Digital + (56% ownership)

- #1 PayTV operator in Spain reaching 1.8 million subscribers
- 44% subscriber market share; 70% revenue market share
- Highest ARPU in Western Europe
- Premium content: sports, films, series and in-house content

Telecinco / Cuatro (18.3% ownership)

- #1 FTA TV operator in Spain
- 24% audience share; 48% revenue market share

Media Capital (64.7% ownership)

- TVI #1 free-to-air (FTA) TV operator in Portugal (TVI)
- 35% audience share; 49% revenue market share

Plural (100% ownership)

- Among the largest audiovisual production company in Spain/Portugal with over 4,800 hours of production in 2009

VME (30.9% ownership)[3]

- **One of the largest network in the US** Hispanic TV market

EDUCATION

Santillana, Moderna, Richmond Publishing

GENERAL TRADE

Alfaguara, Taurus, Aguilar, Suma, El País Aguilar, Altea, Manderley, punto de lectura

PAY TV

Digital+, Canal+

FREE-to-AIR

cuatro, tvi24, v me, CNN+, tvi

AUDIOVISUAL PRODUCTION / DISTRIBUTION

Sogecine, Sogepaq, plural, Tesela

Note:
1. Information as of December 2009; (2) Assumes all Audiovisual Transactions are Completed; (3) 2Q-2010. With an option to get control

Source: Prisa

47

Leader Across Businesses and Geographies

RADIO [1]

Union Radio (73.5% Ownership)

- Largest Spanish speaking news network in the world with 1,270 radio stations across 10 countries and over 26 million listeners
- Undisputed leadership in Spain, Chile, and Colombia
- A total of 30 formats/brands:
  - 8 Talk Radio Brands (Cadena SER)
  - 22 Music (Los 40 Principales)
- Strong brands with strong brand extensions
- Global, national and local markets
- Talent management representing top Latin artists like Alejandro Sanz & Miguel Bose
- Digital edge:
  - 41 web sites with+10m unique users
  - 100% of content digitalized & available
- Unión Radio produces content for two theme-based music television channels: 40TV and 40 Latino.

PRESS [1]

El Pais (100% Ownership)

- # 1 daily newspaper in Spain: 391,816 daily copies
- 16 million monthly unique internet users
- Global reach: Presence in Spain, Europe, and Latin America
- Specialized supplements
- 69% of revenues and 75% of EBITDA of the Press Division
- One of only a few major global papers with positive results

As (75% Ownership)

- # 1 daily sports newspaper in Madrid and #2 in Spain: 215,297 daily copies and 14.4 million unique internet users monthly
- 30% of total revenues come from As.com

Cinco Dias (100% Ownership)

- 5 Dias # 2 economic newspaper in Spain: 33,300 daily copies sold and 1,1 million monthly unique internet users

Progresa Magazines (100% Ownership)

- Broad magazine portfolio: Over 30 Magazines, with some in the top 10 ranking of circulation

Le Monde (15% Ownership)

- World's largest French Newspaper in 120 countries

TALK RADIO

MUSIC RADIO

TALENT MANAGEMENT

GENERALIST

SPECIALIST

MAGAZINES

48

Note:
1. Information as of December 2009

Source: Prisa

Silo Revenue Consumer Publishing Consumer Integration Digital Transformation Prisa's objective is to evolve into an integrated company providing relevant content across multiple distribution channels Appointed a Corporate Development Director Appointed First Chief Digital Officer in Spain Promote collaboration among business units and development of transversal business opportunities (synergies) Develop a systematic approach to uncover new joint business opportunities Formulation of a compensation structure that drives and encourages integration Traditional Business Model New Business Model Partnerships Radio TransformandIntegrateBusinessUnits Source: Prisa

46m users and over 300 websites on the forefront of Digital Transformation Unique content and direct customer relationship Ability to digitalize group's existing content and monetize it Considerable reach and growth: More than 15m songs streamed per month from los40.com More than 3m songs streamed per month from CadenaSer.com Newspapers successfully go digital: ElPais.com reaches more than 17m unique users per month As.com reaches more than 14m unique users per month Publishing business has the ability to create powerful and active online communities: More than 200,000 users registered to participate in game for "El Laberinto de la Felicidad" More than 30,000 followers of twilight in Santillana's group on Facebook Prisa is the leading provider of audiovisual content over the internet in Spain: More than 1,300 published videos and 6.2m streams per month on Cuatro and 6.1m streams per month on youtube.com/cuatro More than 250,000 premium videos streamed per month from digitalplus.es DigitalBusinessOverview Unique Users on Prisa's Websites in Spain (Million per Month) Selected Brands Source: Prisa

GrupoPrisaHistoricalResults Revenues 2007 2008 2009 YTDAug-09 YTDAug-10 Audiovisual 2,106 2,169 1,771 1,216 1,083 Santillana 560 608 617 439 450 Radio 423 415 377 235 253 Press 572 504 416 270 263 Other 35 19 28 22 15 Total Revenues 3,696 3,715 3,209 2,182 2,064 EBITDA 2007 2008 2009 YTDAug-09 YTDAug-10 Audiovisual 398 382 343 237 191 Santillana 120 134 152 152 149 Radio 116 102 100 51 59 Press 137 67 53 26 27 Other 9 -12 -24 -9 -5 Total Adjusted EBITDA 780 674 624 455 420 EBITDA Margin % 2007 2008 2009 YTDAug-09 YTDAug-10 Audiovisual 18.9% 17.6% 19.4% 19.5% 17.6% Santillana 21.4% 22.1% 24.7% 34.6% 33.0% Radio 27.3% 24.7% 26.5% 21.5% 23.3% Press 23.9% 13.3% 12.7% 9.4% 10.1% Other 25.8% -62.0% -85.9% -42.4% -33.3% Total Adjusted EBITDA Margin 21.1% 18.1% 19.4% 20.9% 20.4% Note: 1. 2008 figures exclude real estate disposal (€227 m Revenues; €215 m EBITDA) and Sale of 8.14% of Union Radio to 3i (€ 60 m Revenues, € 60 m EBITDA) 2. "Other" includes Prisa's digital platform and Prisa's distribution, advertising, real estate and corporate activities, and the eliminations and adjustments on consolidation Source: Prisa

Historical cash flows have been sufficient to meet interest and dividend payments € Million 2007 2008 2009 1H2009 1H2010 EBITDA 780 948 624 299 292 Change in Working Capital (31) (2) (84) (110) (169) Recurrent Investments (213) (190) (128) (55) (67) Operating Cash Flow 536 756 412 133 57 Interest Paid (180) (269) (159) (89) (61) Dividends Paid (47) (49) (5) (2) (2) Taxes Paid 10 (32) (31) (10) (15) Financial liability instruments (1) 1,623 (166) (36) (218) Proceeds from sales of minority interests 279 Other 1 (779) (2,053) (18) (8) (31) Change in cash flows in the year (462) (23) 33 (12) 8 Cash and cash equivalents at beginning of year 535 73 49 49 83 Cash and cash equivalents at end of period 73 49 83 37 91 Expect reduced levels of interest payments due to anticipated deleveraging post closing of Liberty transaction and asset sales Note: 1 . Other include the acquisition of Sogecable and Media Capital in 2008 and 2007 GrupoPrisaHistoricalCashFlowSummary Source: Prisa

GroupStructure Source: Prisa Press Radio Publishing Audiovisual El Pais Cinco Dias Magazines 100% 100% 100% Union Radio 73.5% Grupo Santillana 75% Media Capital Sogecable 65% 100% Digital+ Telecinco 56% Digital 18.3% As Le Monde 75% 15% VME 12% 100% Corporate Structure - Pro Forma for Pending Minority Sales

AppendiceC:Digital+inDepth

55 USA Portugal Spain One of the main production companies in Spain/Portugal (100% MediaCapital) AUDIOVISUAL 312% 56% Pay TV Distribution Pay TV Channels Free TV Channels 18% Mobile ( ) Internet (plus.es, cuatro.com. tvi.iol.pt, telecinco.es...) 65% Ownership BusinessOverview >> THE LEADING TV MEDIA GROUP IN SPAIN AND PORTUGAL Note: Once announced transactions are closed As of June 20010 1 1 1 Source: Prisa

MarketLeaderwithLargeGrowthPotential Pay TV in Spain remains significantly under-penetrated (27%) compared to the US and other European peers Considerable growth potential in value added services such as PVR, HD and Multiroom Strong differentiation through exclusive content both in Exclusive Premium Sports and Hollywood films Full coverage of Spanish football tournaments Unique platform with national reach and In-house production of programmes and channels ....In an Under-penetrated Pay TV Market Market Leader... Pay TV Revenue Market Share Pay TV Subscriber Market Share Source: Spanish Telecommunication Market Commission (CMT) and Prisa Annual report 2009. Exclusive Sports Exclusive pay-TV blockbusters and series

ValueAddedServicesPenetrationStrategy

Increasing Customer Retention through Improved Offerings and Pricing Model

Drive PVR Penetration

- iPlus marketing started in 2007
- **New iPlus pricing model:** monthly lease versus sale
  - Since May 2010, users pay €5 or €10 instead of buying the iPlusbox for more than €150. iPlus users have increased more than 90,000 in 4 months (May to August 2010)
  - Additional benefits from multi-room STB penetration linked to iPlus distribution (70,000 as of August 2010)
- **Entry gate for value added services: VoD, HD and 3D**
  - HD channels increase. 14 HD channels line-up as of August 2010
  - VoD to start in early 2011
  - First Spain's 3D broadcasts in June 2010, showing eight live World Cup 1010 matches as well as concerts and other events

HD Rollout Strategy

- Started high-definition broadcasts at the beginning of 2008 through Canal+HD, the first HD channel in Spain
- **O**nly platform in Spain capable of delivering HD broadcast to all its customers
- Room to grow as compared to more advanced markets
- New repackaging process already under way to increase subscribers, penetration of new services and ARPU
- Increase customer loyalty and satisfaction.

>> **Broaden distribution of PVR/iPlus, HD, Multiroom, VOD and 3D to drive loyalty and subscription ARPU**

Source: Prisa

57

MarketPenetrationPotential Service Penetration Upside Market Penetration Upside Source: BskyB results Dec.09 / Digital+ Dec.09 & Aug.10 Additional Addressable Markets Platforms Subscribers (1Q10) Outstanding content and production provides distribution opportunities in current and future telecom's subscriber base Relevant growth potential in value added services for DTH customers such as 3D and HD offers as well as PVR and Multi-room STB. Achievements in both strategies being made already

AcceleratedStrategyImplementation Strategy Results Multidistribution Agreements with Telco Operators Date Type May 2010 Bundle (DTH) May 2010 Wholesale Agreement (cable) August 2010 Bundle and wholesale Agreement (DTH) Multi-distribution strategy still in early stages these relationships have so far been successful Further deals already in negotiations with other telecom operators iPlus penetration (000's) HD channel line-up Multiroom penetration (000's) Source: CMT 2009 Digital Terrestrial Television Channels Digital Terrestrial Television Channels Digital Terrestrial Television Channels (Since August 2010)

Strategy Impact: Customer and ARPU Growth

Addressing Customer Churn

Net Subscribers Additions (000's) [1]


-30
-104
-85
-61
2008
1H09
2H09
1H10

- Subscribers in 1H2009 were impacted in part because of the confusion with regards to the broadcasting of soccer matches created by the legal dispute between AVS and Mediapro regarding Spanish League Soccer Broadcast Rights
- 2H09 showed improvements despite full football coverage only resumed in 4Q09
- Trends in 1H10 show recovery
- August 2010 is the fifth consecutive month of decline in cancellations and churn rate improvement (year-on-year).

Sustaining ARPU

ARPU


€45.1
€44.6
€41.5
€42.9
€42.0
2007
2008
2009
1H09
1H10

- Soccer war had significant impact on ARPU mix.
- Income is now transitioning from PPV into subscription revenue, as (Canal+ Liga channel replaces main PPV fixtures).
  - Launched in 2010, Canal Liga already has 800,000 subscribers (1H 2010)
- In the second quarter of 2010, the ARPU amounted to €42.2, which was an increase of 1.6% compared to the same period the previous year
- The implementation of PVR, HD and 3D is expected to drive subscription ARPU

Note:
1. 2.065 million subscribers by December 2007

Source: Prisa

60

AudiovisualResults Revenue EBITDA Revenue from the sale of audiovisual rights and programs decreased by 33.4% from 2008 to 2009, from €347.8 million to €231.7 million. This decrease was due primarily to the negative impact of a change in the soccer marketing model at Sogecable Until June 2009, Sogecable consolidated all revenues received from cable operators and all costs payable to the Spanish League and for the Cup football rights As of September 2009, Sogecable no longer accounted for 100% of the costs of these rights. Sogecable signed an agreement with Mediapro for the media exploitation of soccer games, which provided for Digital+ and Canal+Liga subscribers to receive all the Spanish League and Cup broadcasts for the next three seasons. Source: Prisa

SpanishLigaSoccerRightsinDepth

SOCCER RIGHTS TIMELINE

	Before 2007	Soccer War 2007 – Jun 209	Jun 2009
Overview	• 2006. Mediapro and Audivisual Sport (AVS) (owned by Sogecable 75% and Mediapro 25%), reached an agreement to deploy soccer rights	• AVS claims Mediapro breached the agreement • Mediapro blocked access to certain matches	• End of the soccer war • Sogecable and Mediapro reached an agreement • **D+ has rights of the matchs transmission until 2012**
Matches available per distribution channel per week	Since 2003: • 1 in FTA • 1 exclusive in D+ on Sundays • 8 in PPV available for all platforms	• Uncertainty in programming: • Programming was planned few days ahead • Up to 3 matches were shown in FTA per week reducing PPV revenues	• 3 in payTV channels • 1 in FTA (Sexta and TV3) • 1 exclusive in D+ on Sundays • 5 in PPV available on cable, DSL and DTH
Commerciali-zation model of the soccer rights	• AVS paid for the soccer rights and resold them to other platforms	• AVS paid for the soccer rights and resold them to other platforms	• Sogecable pays to Mediapro the rights to show the content only in its own platform

Recent Developments

- On March 15th, 2010, Madrid's court No. 36 ruled in favor of the claim of AVS against Mediapro: ruling that Mediapro must pay €105 million and must return football-broadcast rights to AVS
- Barcelona's Mercantile Court No. 7 approved Mediapro's filling for insolvency. This court has to enforce the judgment of the Madrid's court No. 36
- On June 30th, Sogecable deposited the first payment for the 2010/2011 season (€90million), therefore Sogecable is assured of the soccer games transmission for that season

62

Source: Prisa